UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2010

KANSAS CITY SOUTHERN

(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)
427 West 12th Street, Kansas City, Missouri 64105

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:

(816) 983-1303
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders.
At the 2010 Annual Meeting of Stockholders of Kansas City Southern (the “Company”) held on May 6, 2010, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the 2010 Annual Meeting previously filed with the Securities and Exchange Commission on March 30, 2010. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.
Proposal 1 — Election of four directors
The following nominees for the Board of Directors of the Company were elected to hold office until the Annual Meeting of Stockholders of the Company in the years indicated in the table below:

Nominee	End of Term	Votes For	Votes Withheld	Broker Non-Vote
Lu M. Cordova	2012	79,958,041	442,092	9,267,332
Terrence P. Dunn	2013	79,766,324	633,809	9,267,332
Antonio O. Garza, Jr.	2013	79,526,897	873,236	9,267,332
David L. Starling	2013	79,923,742	476,391	9,267,332
Proposal 2 — Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2010.
The appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010 was ratified by the following vote:

For	Against	Abstain	Broker Non-Vote
88,274,733	1,124,609	268,123	—

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
May 7, 2010	By:	/s/ Brian P. Banks
		Name:	Brian P. Banks
		Title:	Associate General Counsel & Corporate Secretary